UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, 6th Floor

New York, NY 10003

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2023, the Company entered into an agreement with the holder (the “Holder”) of certain of the Company’s previously issued securities (the “Restructuring Agreement”).

The Restructuring Agreement, among other things, modified certain provisions of the following securities of the Company:

(i)	Original Issue Discount Convertible Debenture issued on December 12, 2022 (the “December 2022 Debenture”)

(ii)	Original Issue Discount Convertible Debenture issued on January 13, 2023 (the “January 2023 Debenture”)

(iii)	Original Issue Discount Convertible Debenture issued on February 1, 2023 (the “February 2023 Debenture” and, together with the December 2022 Debenture and January 2023 Debenture, the “Debentures”)

(iv)	Common Stock Purchase Warrant issued on December 12, 2022 (the “Restructured Warrants”)

Pursuant to the Restructuring Agreement, the Company and the Holder agreed to, among other things, to (i) extend the maturity dates for the Debentures, which have a cumulative remaining balance of $2,485,000, to February 28, 2024; (ii) reduce the conversion price of the Debentures down to $0.025, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock; (iii) reduce the exercise price of the Restructured Warrants down to $0.025, subject to adjustment for subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock; (iv) allow the Company to prepay the Debentures at any time with no prepayment penalty or fees; and (v) issue the Holder 5,000,000 shares as consideration.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Debentures, the Restructured Warrants, and the Restructuring Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the forms of Debentures, Restructured Warrants, and Restructuring Agreement, the forms of which are attached as Exhibits [ ], respectively, to this Current Report on Form 8-K.

Between October 10, 2023 and October 13, 2023, the Company entered into agreements with the holders (the “Extension Note Holders”) of certain of the Company’s previously issued securities (the “Extension Agreements”).

The Extension Agreements, among other things, modified certain provisions of the following securities of the Company:

(i)	Original Issue Discount Senior Convertible Debentures Issued on May 31, 2022 (the “May 2022 Debentures”);

(ii)	Original Issue Discount Senior Convertible Debentures Issued on July 25, 2022 (the “July 2022 Debentures” and, together with the May 2022 Debentures, the “Extension Debentures”)

Pursuant to the Extension Agreements, the Company and the Extension Note Holders agreed to extend the maturity dates for the Debentures, which have a cumulative remaining balance of $2,267,140 including interest and fees, to February 28, 2024.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Extension Debentures and Extension Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Extension Debentures and Extension Agreements, the forms of which are attached as Exhibits [  ], respectively, to this Current Report on Form 8-K.

On October 11, 2023, the Company entered into an agreement (the “Settlement Agreement”) with a former executive (the “Executive”) regarding a previously executed Executive Separation Agreement.

The Company and Executive agreed to settle the outstanding liability of $405,208 in exchange for $75,000 in cash payment and 5,753,472 shares of the Company’s common stock. In exchange, the Executive has agreed to rescind the Confession of Judgement as granted in the original Executive Separation Agreement.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Executive Separation Agreement and Settlement Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the forms of Executive Separation Agreement and Settlement Agreement, the forms of which are attached as Exhibits [  ], respectively, to this Current Report on Form 8-K.

On October 6, 2023, the Company entered into an agreement (the “Assignment and Assumption Agreement”) with an entity (the “Buyer”) to acquire the assets and assume the liabilities of the brands known as Brave and Basis, DBAs of the Company’s wholly-owned subsidiary Creatd Ventures LLC.

In addition to the assumption of approximately $215,000 in liabilities and the cancellation of an additional $38,750, the Company received a 7.5% membership interest in the acquiring entity and will receive 7.5% of all cash receipts generated from the acquired inventory.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Assignment and Assumption Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement , the form of which is attached as Exhibit [ ] to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2023, the Company’s board of directors (the “Board”) determined to rescind a previously approved allocation of a class of restricted shares to the then executive officers and board of directors. This class consisted of 21,398,080 shares and was previously approved by the Board on February 8, 2023, eliminating the corresponding liability of $2,071,245 for the payroll taxes on this issuance.

Chief Financial Officer Resignation

On October 12, 2023, the Board of Directors (the “Board”) of Creatd, Inc. (the “Company”) was notified by Eric Pickens, CFO, of his intention to transition to a consultant for the Company supporting its finance and accounting functions and to resign from the position of CFO. On October 16, 2023, the Board determined it was in the best interest of the Company to accept Mr. Pickens’ resignation and to continue his engagement with the Company as a finance and accounting consultant.

Chief Financial Officer Appointment

On October 16, 2023, the Board appointed Mr. Jeremy Frommer as the Chief Financial Officer of the Company, effective October 16, 2023.

Jermy Frommer, 55, Chief Executive Officer, Chief Financial Officer, Chairman of the Board

Mr. Frommer was appointed Chairman of the Board in February 2022, was appointed Chief Executive Officer in September 2022, and has been a member of our board of directors since February 2016. Previously, he served as our Chief Executive Officer from February 2016 to August 2021, and Co-Chief Executive Officer from August 2021 to February 2022. Mr. Frommer has over 20 years of experience in the financial technology industry. Previously, Mr. Frommer held key leadership roles in the investment banking and trading divisions of large financial institutions. From 2009 to 2012, Mr. Frommer was briefly retired until beginning concept formation for Jerrick Ventures which he officially founded in 2013. From 2007 to 2009, Mr. Frommer was Managing Director of Global Prime Services at RBC Capital Markets, the investment banking arm of the Royal Bank of Canada, the largest financial institution in Canada, after the sale of Carlin Financial Group, a professional trading firm. From 2004 to 2007, Mr. Frommer was the Chief Executive Officer of Carlin Financial Group after the sale of NextGen Trading, a software development company focused on building equity trading platforms. From 2002 to 2004, Mr. Frommer was Founder and Chief Executive Officer of NextGen Trading. From 2000 to 2002, he was Managing Director of Merger Arbitrage Trading at Bank of America, a financial services firm. Mr. Frommer was also a director of LionEye Capital, a hedge fund from June 2012 to June 2014. He holds a B.A. from the University of Albany.

Family Relationships

Mr. Frommer does not have a family relationship with any of the other current officers or directors of the Company.

Related Party Transactions

On June 23, 2023, the Company entered into a loan agreement (the “June 2023 Loan Agreement”) with Jeremy Frommer, whereby Mr. Frommer issued the Company a promissory note of $86,100 (the “June 2023 Note”). Pursuant to the June 2023 Loan Agreement, the June 2023 Note has an effective interest rate of 18%. The maturity date of the June 2023 Note is December 23, 2023 (the “Junel 2023 Maturity Date”) at which time all outstanding principal, accrued and unpaid interest and other amounts due under the June 2023 Loan Agreement are due.

Compensatory Arrangements

There will be no change to Mr. Frommer’s annual salary of $300,000 per year.

Item 7.01 Regulation FD Disclosure.

On October 30, 2023, the Company began distributing an updated pr discussing the Company and its operations (the “Investor Presentation”). A copy of the Investor Presentation is furnished hereto as Exhibit [ ], incorporated herein by reference.

The information in Item 7.01 and Item 8.01 to this Current Report on Form 8-K, including Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The information set forth in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Original Issue Discount Senior Convertible Debentures issued on May 31, 2022 (incorporated by reference to exhibit 4.1 of the Company’s Form 8-K filed with the Commission on September 19, 2022)
4.2	Original Issue Discount Senior Convertible Debentures issued on July 25, 2022 (incorporated by reference to exhibit 4.2 of the Company’s Form 8-K filed with the Commission on September 19, 2022)
4.3	Original Issue Discount Convertible Debenture issued on December 12, 2022
4.4	Original Issue Discount Convertible Debenture issued on January 13, 2023
4.5	Original Issue Discount Convertible Debenture issued on February 1, 2023
4.6	Common Stock Purchase Warrant issued on December 11, 2022
10.1	Form of Restructuring Agreement
10.2	Form of Extension Agreement
10.3	Executive Separation Agreement
10.4	Form of Settlement Agreement
10.5	Assignment and Assumption Agreement
99.1	Investor Deck Issued October 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: November 1, 2023	By:	/s/ Jeremy Frommer
	Name:	Jeremy Frommer
	Title:	Chief Executive Officer, Chief Financial Officer